Exhibit 10.5

Exclusive Consulting Service Agreement

This EXCLUSIVE CONSULTING SERVICES AGREEMENT (the “Agreement”) is executed in the Chaoyang District of Beijing, the People’s Republic of China, on the day of February 26, 2018, by the following parties.

Party A: Kuke Future International Technology (Beijing) Co., Ltd.(“WFOE”)

Unified Social Credit Code: 91110105MA019CH24W

Address: Room 105, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

Party B: Beijing Kukic Music Co., Ltd. (“Kukic Music”)

Unified Social Credit Code: 91110105717747136P

Address: Room 207, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing.

The foregoing parties are referred to in this Agreement individually as “Party” and collectively as the “Parties”.

WHEREAS:

1. WFOE is a wholly foreign-owned limited liability company registered and validly existing in PRC, operating in the following fields: technology development, technology transfer, technical consultation, technical services; computer system services; enterprise management consulting; product design; wholesale and retail electronic products; organizing cultural and artistic exchange activities (excluding performances). (Projects that are required to be approved according to the law and carry out business activities in accordance with the approved content after approval by the relevant departments).

2. Kuke Music is a joint-stock limited company incorporated in PRC and validly existing, operating in the following fields: literary and artistic creation; technology development, technology transfer, technical consultation, technical service, technical training; computer software development; sales of computer software, hardware and peripheral equipment, communication equipment, electronic products; copyright trading; rental of commercial premises; information service business in Type II value-added telecommunication business (only); the sale of computer software, hardware and peripheral equipment, communication equipment and electronic products; copyright trading; renting of commercial premises; and the provision of information services in Type II value-added telecommunication business (only Internet information services) (the license for telecommunications and information services business is valid until January 14, 2019); engage in Internet cultural activities. (Enterprises shall choose their own business projects and carry out business activities in accordance with the law; engage in Internet cultural activities and projects that are subject to approval in accordance with the law, and carry out business activities in accordance with the approved content after approval by the relevant authorities; and shall not engage in business activities that are prohibited and restricted projects under the City’s industrial policy).

3. The Parties hereto have signed the Exclusive Intellectual Property Rights Licensing Agreement on the date of this Agreement, and Power of Attorney, the Exclusive Option Agreement and the Equity Interest Pledge Agreement on the same day with Beijing Geligao Consulting Services Co., Ltd., Kunshan Maidun Culture Industry Investment Enterprise (Limited Partnership), Tian LV, Jun MA, He YU, Peixian TAN, Xingping ZUO, Rongtao JIANG, Jianming JIN, Liwei LIANG, Liping QIU, Wei ZHAO, Hua XING, Yuanxin XIU, Haoxuan DIAO, Hanqing HUANG, Dingfeng LIU, Zheng TU. (This Agreement, the Exclusive Intellectual Property Rights Licensing Agreement, the Power of Attorney, the Exclusive Option Agreement and the Equity Interest Pledge Agreement are collectively referred to as the “Contractual Arrangements”).

4. Pursuant to the terms and conditions of this Agreement, Kuke Music appoints WFOE to provide the exclusive services agreed upon under this Agreement, and WFOE agrees to provide such services to Kuke Music.

Accordingly, the parties, through friendly negotiations, have agreed as follows.

Article 1  Definitions and interpretation

Unless otherwise agreed in the context of this Agreement, the following words, when used in this Agreement, shall have the following meanings.

“this Agreement” means the text of this Exclusive Consulting Services Agreement and the Annexes thereto.

“Kuke Music Business” or “Daily Business” means any business that Kuke is and will be engaged in.

“Related Party” means (i) any shareholder (including a direct or indirect shareholder) of the Corporation, (ii) any director, supervisor or executive officer of the Corporation, (iii) any entity that is held or has an aggregate equity interest or economic interest of 5% or more by any shareholder, director, supervisor or executive officer of the Corporation and any entity controlled by such entity, and (iv) a close family member of any shareholder, director, supervisor or executive officer of the Corporation and any entity controlled by such entity, or an enterprise in which such person serves as a director or executive officer.

“Services” means the services provided by WFOE to Kuke Music pursuant to Section 2 of this Agreement.

“Term of Service” means the period of time agreed in Article 3 of this Agreement for WFOE to provide the Services to Kuke Music.

“Service Fee” means the fee paid to WFOE by Kuke Music as agreed in Article 3 of this Agreement.

“RMB” means the lawful currency of PRC.

“Working day” means any day other than a Saturday, Sunday, legal holiday or a day on which the Bank of China is closed.

“PRC” means the People’s Republic of China and, for the purposes of this Agreement, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Area.

“PRC Laws” means the laws, rules, regulations or other legally binding documents of PRC currently in force, as well as such laws, rules, regulations or other legally binding documents of PRC as may be enforced from time to time in the future.

Article 2  Content of services

1. WFOE agrees to be engaged by Kuke Music for the term of the Services pursuant to this Agreement to provide comprehensive management consulting services to Kuke Music and its controlled subsidiaries and joint ventures, including but not limited to.

(1) Assist Kuke Music and its controlled subsidiaries and joint ventures in the development of a corporate management model and business plan.

(2) Assist Kuke Music and its controlled subsidiaries and joint ventures in corporate standardization, management system construction and integration of business modules.

(3) Assist Kuke Music and its controlled subsidiaries and joint ventures in establishing sound business process management.

(4) To provide management and consulting services to Kuke Music and its controlled subsidiaries and joint ventures in the areas of daily operations, finance, investment, assets, debt, human resources, internal information technology, and other management and consulting services as agreed upon in accordance with their respective industries.

(5) Providing advice and recommendations on the assets and business operations of Kuke Music and its controlled subsidiaries and joint ventures.

(6) Advising on the negotiation, signing and performance of major contracts for Kuke Music and its controlled subsidiaries and joint ventures.

(7) Advising and recommending acquisitions, mergers and acquisitions or other expansion plans of Kuke Music and its controlled subsidiaries and joint ventures.

(8) Assisting Kuke Music and its controlled subsidiaries and joint ventures with market development plans.

(9) To be commissioned to conduct special industry and market studies and research on Kuke Music and its controlled subsidiaries and joint ventures.

(10) providing vocational and pre-employment training services to the staff of Kuke Music and its controlled subsidiaries and joint ventures; and

(11) Other services reasonably requested and consistent with industry practice by Kuke Music and its controlled subsidiaries and joint ventures.

2. The services provided by WFOE are subject to its approved scope of business and if Kuke Music requests WFOE to provide services beyond its approved scope of business, WFOE will apply to expand its scope of business to the fullest extent permitted by law and will provide the relevant services upon such expansion of its scope of business.

3. Kuke Music’s engagement of WFOE to provide the above services shall be an exclusive engagement, whereby Kuke Music agrees to accept the above services from WFOE, and Kuke Music further agrees that Kuke Music shall not, and shall procure that its controlled subsidiaries, joint ventures shall not, during the term of the services, accept from any third party any identical or similar management consulting services related to the content of the services in Article 2 of this Agreement, except with the prior written consent of WFOE. And it shall not enter into similar consulting services agreements with any third party that terminate or affect WFOE’s rights and obligations under this Agreement.

4. The parties agree that WFOE shall have the right, by written notice to Kuke Music, to delegate to WFOE’s subsidiaries or its affiliates, in whole or in part, the exercise of its right to provide and charge for the aforementioned services under this Agreement.

5. Kuke Music may not assign any of its rights and any of its obligations under this Agreement to any third party without WFOE’s prior written consent.

6. WFOE agrees that it may, in its sole discretion, provide financial assistance to Kuke Music or assist Kuke Music in obtaining financial assistance as it deems necessary.

Article 3  Duration and cost of services

1. The term of service provided by WFOE for Kuke Music is 10 years from the effective date of this Agreement. The service term will be automatically renewed for 10 years at the expiration of the service term and will be automatically renewed for 10 years at each expiration of the service term, unless WFOE notifies Kuke Music 30 days prior to the expiration date of the service term that it will not renew the service term, in which case this agreement will remain in effect forever.

2. Kuke Music agrees to pay a service fee for the services provided by WFOE in accordance with this Agreement. The service fee shall be calculated and paid based on the specific service content and service time provided by WFOE, and in accordance with the normal commercial standards of the market, and in the manner specified in the Annex of this Agreement.

3. The Service Fee shall be paid promptly by Kuke Music to WFOE or its authorized subsidiaries or affiliates in accordance with the payment method specified by WFOE. The parties agree that, subject to prior agreement between the parties, WFOE agrees that Kuke Music may delay payment of the Service Fee or adjust, in writing, the timing of payment of the Service Fee due from Kuke Music to WFOE under Article 3, Section 2.

4. The parties agree that WFOE will enjoy and bear all economic benefits and risks arising from Kuke Music Business for the duration of this Agreement, and that WFOE may provide any form of financial support to Kuke in the event of losses or serious business difficulties, as permitted by law at the time of such losses or difficulties. In such cases, WFOE shall have the right to decide whether or not to continue the operation of Kuke Music, and Kuke Music shall unconditionally acknowledge and agree to such decision of WFOE.

5. Each party shall be responsible for its own taxes and fees as required by law for the execution and performance of this Agreement. If requested by WFOE, Kuke Music shall try its best efforts to assist WFOE in obtaining exemptions or reductions from taxation on all or part of its fee income under this Agreement.

6. Unless otherwise agreed in this Agreement, each party shall be independently liable for its own expenses in connection with the performance of this Agreement.

Article 4  Representations and Warranties of the Parties

1. Each of the Parties makes the following representations and warranties to the other Party to this Agreement.

(1) The party is a legally established and validly subsisting legal person who has obtained all governmental approvals, qualifications, permits, etc. required to engage in the relevant business in accordance with the relevant applicable laws, and who has the authority to enter into this Agreement and perform its obligations hereunder; the board of directors, shareholders’ meeting or other internal authority of the party has duly and validly taken all necessary measures or other actions to approve the execution, delivery and performance of this Agreement by the party; and this Agreement shall become valid, binding on the parties and enforceable in accordance with the terms of this Agreement upon its entry into force.

(2) The execution, delivery, and performance of this Agreement: (i) will not conflict with, or violate the provisions of, (A) the business license, articles of incorporation, permit, approval of its incorporation by a governmental authority, agreement relating to its incorporation, or any other programmatic document of such party, (B) any PRC laws or its other provisions to which it is bound, (C) any contract or other document to which it is a party or by which it is bound or to which its assets are bound; (ii) does not result in the creation of any encumbrance or other encumbrance of rights over the assets of such party or entitle any third party to create any encumbrance or encumbrance of rights over the assets of such party; (iii) does not result in the creation of any encumbrance or encumbrance of rights over the assets of such party to which it is a party or by which it is bound or to which its assets are bound, nor result in any other third party having the right to terminate or modify the terms of such document; (iv) will not result in the suspension, revocation, impairment, forfeiture or failure to renew upon expiration of any approval, license, registration, etc., of any Governmental Authority applicable to such party.

(3) There is no litigation, arbitration or other judicial or administrative proceeding that has occurred and is pending that would affect the ability of such party to perform its obligations under this Agreement, and no threat of such action is known to such party.

(4) Such party has disclosed to the other party all contracts, governmental approvals, permits or other documents to which such party is a party or by which it is bound or to which its assets or operations are bound that may materially and adversely affect its ability to fully perform its obligations under this Agreement, and no misrepresentation or omission of any material fact is contained in any document previously provided by such party to the other party.

(5) Such party will execute all documents and perform all actions reasonably necessary, including but not limited to issuing the necessary authorizations to the other party, to carry out the covenants of this Agreement and to achieve the purposes of this Agreement.

2. Kuke Music further assures WFOE that

(1) Kuke Music shall pay WFOE for the Services in full and in a timely manner or in accordance with the arrangements set forth in Article 3 of this Agreement.

(2) Kuke Music shall take reasonable action to ensure the continued validity of the licenses and qualifications associated with the Kuke Music Business during the Term of Service; and shall actively cooperate with the services provided by WFOE and accept reasonable advice and recommendations from WFOE regarding the Kuke Music Business.

(3) Kuke Music shall promptly inform WFOE of circumstances that have or may have a material adverse effect on its business and its operations, and shall use its best efforts to prevent the occurrence and/or expansion of such circumstances and/or losses.

(4) Upon WFOE’s written request, Kuke Music will pledge all accounts receivable and/or all other assets then legally owned and disposable by it as security for the performance of its payment obligations under Article 3 of this Agreement, in the manner permitted by law at that time.

(5) Kuke Music will indemnify and hold harmless WFOE from and against all losses that WFOE has suffered or may suffer in connection with the provision of the Services to it, including, without limitation, any losses arising from any action, recovery, arbitration, claim or administrative investigation or sanction by a governmental authority brought against Kuke Music by any third party, provided that where such losses are caused by WFOE’s willful or gross negligence, such losses are not compensable.

(6) Kuke Music shall not enter into any other agreement or arrangement which conflicts with this Agreement or which may impair WFOE’s rights and interests under this Agreement without the written consent of WFOE.

(7) During the Service Term, Kuke Music shall not, and shall cause its controlled subsidiaries, joint ventures to not, receive Services from any third party other than WFOE that are identical or similar to the Services in Article II of this Agreement without WFOE’s prior written consent.

(8) Kuke Music shall not, without the prior written consent of WFOE, sell, transfer, mortgage or otherwise dispose of any legal interest in any assets (other than those necessary for the ordinary conduct of business), business or income, or provide security to any third party (other than to a subsidiary of Kuke Music), or permit any third party to grant any other security interest in its assets or interests (other than those necessary for the ordinary conduct of business).

(9) Kuke Music shall not incur any succession, warranty or any obligation (other than those necessary for the operation of its ordinary business) without the prior written consent of WFOE.

(10) Kuke Music shall not enter into any material contract (other than as required for the day-to-day operation of the business) without the prior written consent of WFOE.

(11) Kuke Music shall not merge, consolidate or form a joint entity with any third party, acquire any third party or be acquired or controlled by any third party, increase or decrease its registered capital or otherwise change its shareholding structure without the prior written consent of WFOE.

(12) To the extent permitted by PRC laws, Kuke Music will appoint the candidates recommended by WFOE as directors, supervisors and senior management of the Company; Kuke Music shall not refuse to appoint the candidates recommended by WFOE for any other reason, except with the prior written consent of WFOE or for legal reasons.

(13) WFOE shall have the right to verify the accounts of Kuke Music on a regular basis and at any time. During the term of this Agreement, Kuke Music shall cooperate with WFOE and its direct or indirect shareholders in connection with the audit of connected transactions and other types of audits, due diligence, etc., and shall provide to its appointed auditors and/or other professionals information and materials relating to Kuke Music’s operations, business, customers, finances, employees, etc., and agrees that WFOE or its shareholders, in the event of a public listing or acquisition disclose such information and materials as necessary.

3. WFOE further assures Kuke Music that it will exercise the exclusive right to purchase under the Exclusive Option Agreement to enable WFOE to directly operate the Kuke Music business or to hold a direct equity interest in Kuke Music and to terminate the Structure Agreement as soon as possible on the date on which the PRC law allows foreign investors to directly or indirectly hold equity interest in the operation of the Kuke Music business.

Article 5  Confidentiality

1. The Confidential Information (including, but not limited to, business information, customer information, financial information, contracts, etc.) of a party (the “Disclosing Party”) has been or may be disclosed from time to time to the other party (the “Recipient”) prior to the conclusion of this Agreement and during the term of this Agreement. . The Recipient must maintain the confidentiality of the Confidential Information and shall not use the Confidential Information for any purpose other than as expressly provided herein. The foregoing confidentiality provisions shall not apply to information (a) that the Recipient has evidence that it had lawful possession of such information prior to its disclosure to the Disclosing Party; (b) that such information is or will be in the public domain not as a result of the Recipient’s breach of this Agreement; (c) that the Recipient has obtained such information from a third party who is not under a duty of confidentiality with respect to such information; and (d) that any party, in accordance with applicable laws, regulations or regulatory requirements or disclosed to its employees, agents, legal counsel or financial advisors in connection with its normal operations (provided that the Recipient shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement).

2. Upon termination of this Agreement, the Parties shall return any documents, materials or software containing Confidential Information to the other Party upon request and shall delete the Confidential Information from any relevant memory device and shall not continue to use such Confidential Information.

3. The above confidentiality obligations are continuing between the parties to this Agreement and will not be terminated by the termination of this Agreement.

Article 6  Force majeure

1. “Force Majeure” means an unforeseen, unavoidable and insurmountable event that renders a party to this Agreement partially or completely unable to perform under this Agreement. Such events include, but are not limited to, natural disasters, storms, tornadoes and other weather conditions, strikes, lockouts, work stoppages or other industrial problems, war, riots, conspiracies, acts of hostility, acts of terrorism or acts of violence by criminal organizations, blockades, severe disease or epidemics, earthquakes or other tectonic shifts, floods and other natural disasters, bomb or other explosions, fires, accidents, legal requirements or other acts of force majeure. changes in its application.

2. In the event of an event of force majeure, the obligations of a Party affected by force majeure under this Agreement shall automatically be suspended for the period of delay caused by the force majeure and its performance shall automatically be extended for the period of suspension without penalty or liability to that Party. In the event of a Force Majeure, the Parties shall immediately consult with each other to find a just solution and shall make every reasonable effort to minimize the effects of the Force Majeure.

Article 7  Liability for breach of contract

1. The Parties agree and acknowledge that any material breach by either Party (hereinafter referred to as the “Defaulting Party”) of any of its obligations under this Agreement or any material failure or delay in performance of any of its obligations under this Agreement shall constitute a default under this Agreement and the Defaulting Party shall have the right to require the Defaulting Party to rectify or Take Remedial Measures. If the breaching party fails to correct or remedy the breach within a reasonable period of time or within 10 days after written notice to the breaching party and a request for correction, the complying party shall have the right, at its sole discretion, to.

(1) WFOE shall have the right to terminate this Agreement and seek damages from Kuke Music if Kuke Music is a defaulting party.

(2) In the event that WFOE is the defaulting party, Kuke Music shall have the right to seek damages from WFOE, but in no event shall it have any right to terminate or rescind this Agreement unless otherwise provided by law.

2. Notwithstanding the foregoing, the parties agree and acknowledge that in no event shall Kuke Music have any right to terminate this Agreement for any reason whatsoever, unless otherwise provided or agreed by law or this Agreement. The validity of these Terms shall not be affected by the termination of this Agreement.

Article 8  Entry into force and termination

1. This Agreement shall become effective on the date it is executed by both parties and completed on the date the Contractual Arrangements are both executed and, once effective, shall be irrevocable until terminated in writing by both parties or until this Agreement has been legally and validly transferred to WFOE and/or a person designated by WFOE (“Designees”, including, without limitation, WFOE and and/or its directors, successors and liquidators) (i.e. all of Kuke Music’s shares are shown on the Commercial Register to be registered in the name of WFOE and/or the Nominee) or all of Kuke Music’s assets have been legally and validly transferred to WFOE and/or the Nominee. Notwithstanding the foregoing, WFOE shall at all times have the right to terminate this Agreement at any time by giving 30 days’ prior written notice to Kuke Music and WFOE shall not be liable for any breach of this Agreement for its unilateral act of termination.

2. The parties to this Agreement shall complete the approval and registration procedures for the extension of their respective operating periods no later than 3 months prior to the expiration of their respective operating periods in order for this Agreement to remain in effect.

Article 9  Application of the law and settlement of disputes

(1) The entry into force, interpretation, performance and dispute settlement of this Agreement shall be governed by PRC laws.

(2) All disputes under this Agreement shall first be settled through friendly consultation between the parties. If the dispute is not settled by negotiation within thirty (30) days after the dispute arises, either party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing by three arbitrators in accordance with the arbitration rules in effect at the time of the application. The arbitral award shall be final and binding on both parties to the arbitration. During the course of the arbitration, both parties shall continue to perform all other obligations under this Agreement, except for the matters or obligations in dispute submitted to arbitration.

3. if necessary, the arbitration institution shall have the right, prior to making a final decision on the dispute between the parties, to grant WFOE appropriate legal remedies under its authority by either awarding the defaulting party immediate cessation of the default or restraining the defaulting party from engaging in conduct that would cause further damage to the defending party, including: (1) awarding such remedies against the equity or assets of Kuke Music; (2) grant a remedial injunction (e.g., an order to keep Kuke Music in operation or to compel the transfer of assets); (3) award the dissolution or liquidation of Kuke Music.

4. Subject to PRC laws, regulations and valid arbitration rules, a court of competent jurisdiction (i.e. the PRC, the Hong Kong Special Administrative Region of the PRC, the Cayman Islands, and the courts of the location of the principal assets of the parties) shall have the authority to grant interim relief (e.g. preservation of property, preservation of evidence) in support of the arbitration prior to the constitution of the arbitral tribunal or in appropriate circumstances, on its own motion, or to rule, on the basis of an interlocutory decision of an arbitral institution, that the breaching party immediately ceases the breach or that the breaching party shall refrain from acts that may lead to further damages suffered by the complying party.

Article 10  Other provisions

1. A party may not assign its rights or obligations under this Agreement, in part or in whole, to a third party without the prior written consent of the other party during the term of this Agreement, except in the case of an assignment by WFOE to an affiliate of WFOE.

2. If any provision of this Agreement is invalid, illegal or unenforceable under the relevant laws and regulations of the PRC, all other provisions of this Agreement shall remain in full force and effect. In the event that any provision is deemed invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to amend this Agreement and to achieve the original intent of the parties as nearly as possible in an acceptable manner.

3. The parties shall negotiate and revise this Agreement in accordance with any amendments proposed by the relevant regulatory authorities (including but not limited to The Stock Exchange of Hong Kong Limited or other national and local regulatory authorities).

4. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, talks and agreements between the parties with respect to such subject matter.

5. The failure or delay of a party to exercise a right under this Agreement shall not constitute a waiver of that right, nor shall it prevent that party from exercising that right again in the future if it has already exercised or partially exercised that right. 6.

6. This Agreement shall be legally binding on the parties hereto and on their lawful successors and assigns, and such successors and assigns shall also perform their rights and obligations under this Agreement.

7. Any notice or written communication (including, without limitation, a written document or notice under this Agreement) given by a party to this Agreement to the other party shall be promptly sent or delivered to the corresponding party by letter (including courier), facsimile or e-mail. The date of receipt of the notice or correspondence shall be the third business day following the date of posting of the letter (including courier) if served by letter, or the next business day following the date of dispatch if served by facsimile. If delivered by e-mail, it is the day when the e-mail reaches the other party’s system. All notices and correspondence shall be sent in the following manner until one party notifies the other party in writing of a change in contact.

To: Kuke Future International Technology (Beijing) Co., Ltd

Contact person: Haoxuan DIAO

Address: Building 96, No. 4, Sanjianfangnanli, Chaoyang District, Beijing, China

Tel: 010-65610392

Fax: 010-65618079

E-mail: diaohaoxuan@kuke.com

To: Beijing Kuke Music Co., Ltd

Contact person: Haoxuan DIAO

Address: Building 96, No. 4, Sanjianfangnanli, Chaoyang District, Beijing, China

Tel: 010-65610392

Fax: 010-65618079

E-mail: diaohaoxuan@kuke.com

8. The parties may enter into supplemental agreements with respect to this Agreement and matters related thereto. Any amendment, supplement to this Agreement must be in writing and, except for the assignment by WFOE of its rights under this Agreement pursuant to Article 10, Section 1 of this Agreement, no amendment, supplement to this Agreement shall be effective until duly signed by both parties hereto. If any modification or supplement to this Agreement is required by law to be licensed and/or registered or filed with any governmental agency, the Parties shall obtain such license and/or complete such registration or filing in accordance with law.

9. this agreement is written in Chinese, the original in triplicate, one copy for each party, and the remaining copies will be retained by Kuke Music and will have the same legal effect.

(No text below this page, followed by a signature page)

(This is the signature page for the Exclusive Consulting Service Agreement.)

Kuke Future International Technology (Beijing) Co., Ltd. (stamp)

Signature of legal representative/authorized person:

Beijing Kuke Music Co., Ltd(stamp)

Signature of legal representative/authorized person:

Annex

Method of calculation and payment for services

I. Cost of services

1. Subject to the laws and regulations of PRC, Kuke Music shall pay WFOE the profit before income tax after deducting the relevant costs and reasonable expenses in accordance with Hong Kong Financial Reporting Standards as the service fee for the services provided by WFOE to WFOE under this Agreement.

2. All bank charges incurred in connection with the payment shall be borne by Kuke Music. All payments shall be made to the bank account designated by WFOE by remittance or other means approved by the parties. The parties agree that WFOE may also change such payment instructions from time to time by serving notice on Kuke Music.

(3) For other services entrusted to WFOE by Kuke Music, and WFOE accepts the entrusted services, the parties shall negotiate the charges separately.

II. Payment Method

1. the parties agree that on or before June 30 of each year, Kuke Music shall provide WFOE with an audit report for the previous fiscal year.

2. WFOE shall send a payment notice to Kuke Music within 10 days from the date of receipt of the audit report for the previous fiscal year provided by Kuke Music in accordance with the aforementioned fee calculation criteria for services.

3. In principle, Kuke Music shall pay the Service Fee for the previous fiscal year to the account designated by WFOE within 10 days from the date of receipt of the payment notice.

4. the WFOE reserves the right to adjust the amount of the Service Fee at any time at its sole discretion, taking into account the number of man-hours it spends on providing management consulting services to Kuke Music, the content and business value of the services, and other factors, or the requirements of relevant regulatory authorities, and taking into account Kuke Music’s working capital needs. Kuke Music shall accept such adjustment.

Exclusive Consulting Service Agreement

This EXCLUSIVE CONSULTING SERVICES AGREEMENT (the “Agreement”) is executed in the Chaoyang District of Beijing, the People’s Republic of China, on the day of February 28, 2020, by the following parties.

Party A: Beijing Lecheng Future Culture Communications Co., Ltd. (“WFOE”)

Unified Social Credit Code: 91110105MA01P1Q96Y

Address: Room 402, 4/F, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

Party B: Beijing Music Festival Culture Communications Co., Ltd. (“BMF Culture”)

Unified Social Credit Code: 91110105754181557D

Address: Room 401, 4/F, Building 96, No.4 Sanjianfangnanli, Chaoyang District, Beijing

The foregoing parties are referred to in this Agreement individually as “Party” and collectively as the “Parties”.

WHEREAS:

1. WFOE is a wholly foreign-owned limited liability company registered and validly existing in PRC, operating in the following fields: technology development, technology transfer, technical consultation, technical services; computer system services; enterprise management consulting; product design; wholesale and retail electronic products; organizing cultural and artistic exchange activities (excluding performances). (Projects that are required to be approved according to the law and carry out business activities in accordance with the approved content after approval by the relevant departments).

2. BMF Culture is a limited liability company registered and validly existing in PRC, operating in the following fields: organization of cultural and artistic exchange activities (excluding performances); literary creation; public relations services; economic and trade consulting; conference and exhibition services; market research; translation services; computer graphic design; advertising design; corporate image planning; marketing planning; film and television planning; instrumental music technical training; copyright trading. The company is also engaged in the sale of computers, software and auxiliary equipment, communication equipment, electronic products, stationery, clothing, bags, daily necessities, cosmetics, handicrafts, sporting goods and plastic products; performance brokerage; retailing of publications; operating telecommunication services; engaging in Internet cultural activities; radio and television program production; audio-visual products production. (Enterprises choose their own business projects in accordance with the law and carry out business activities; performance brokerage, engaging in Internet cultural activities, retailing of publications, production of audio-visual products, operating telecommunications services, production of radio and television programs, and other projects required by law, and carry out business activities in accordance with the approved contents after approval by the relevant departments; they shall not engage in business activities of projects prohibited and restricted by the City’s industrial policy).

3. The Parties hereto have signed the Power of Attorney, the Exclusive Option Agreement and the Equity Interest Pledge Agreement on the same day with Ningbo Huaqiang Ruizhe Investment Partnership (Limited Partnership), Suzhou Fengqiao Jichu Chuangye Investment Partnership (Limited Partnership), Tianjin Shengxin Enterprise Management Consulting Partnership (Limited Partnership), Long YU, He YU, Zheng TU. (This Agreement, the Power of Attorney, the Exclusive Option Agreement and the Equity Interest Pledge Agreement are collectively referred to as the “Contractual Arrangements”).

4. Pursuant to the terms and conditions of this Agreement, BMF Culture appoints WFOE to provide the exclusive services agreed upon under this Agreement, and WFOE agrees to provide such services to BMF Culture.

Accordingly, the parties, through friendly negotiations, have agreed as follows.

Article 1  Definitions and interpretation

Unless otherwise agreed in the context of this Agreement, the following words, when used in this Agreement, shall have the following meanings.

“this Agreement” means the text of this Exclusive Consulting Services Agreement and the Annexes thereto.

“BMF Culture Business” or “Daily Business” means any business that BMF Culture is and will be engaged in.

“Related Party” means (i) any shareholder (including a direct or indirect shareholder) of the Corporation, (ii) any director, supervisor or executive officer of the Corporation, (iii) any entity that is held or has an aggregate equity interest or economic interest of 5% or more by any shareholder, director, supervisor or executive officer of the Corporation and any entity controlled by such entity, and (iv) a close family member of any shareholder, director, supervisor or executive officer of the Corporation and any entity controlled by such entity, or an enterprise in which such person serves as a director or executive officer.

“Services” means the services provided by WFOE to BMF Culture pursuant to Section 2 of this Agreement.

“Term of Service” means the period of time agreed in Article 3 of this Agreement for WFOE to provide the Services to BMF Culture.

“Service Fee” means the fee paid to WFOE by BMF Culture as agreed in Article 3 of this Agreement.

“RMB” means the lawful currency of PRC.

“Working day” means any day other than a Saturday, Sunday, legal holiday or a day on which the Bank of China is closed.

“PRC” means the People’s Republic of China and, for the purposes of this Agreement, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Area.

“PRC Laws” means the laws, rules, regulations or other legally binding documents of PRC currently in force, as well as such laws, rules, regulations or other legally binding documents of PRC as may be enforced from time to time in the future.

Article 2  Content of services

1. WFOE agrees to be engaged by BMF Culture for the term of the Services pursuant to this Agreement to provide comprehensive management consulting services to BMF Culture and its controlled subsidiaries and joint ventures, including but not limited to.

(1) Assist BMF Culture and its controlled subsidiaries and joint ventures in the development of a corporate management model and business plan.

(2) Assist BMF Culture and its controlled subsidiaries and joint ventures in corporate standardization, management system construction and integration of business modules.

(3) Assist BMF Culture and its controlled subsidiaries and joint ventures in establishing sound business process management.

(4) To provide management and consulting services to BMF Culture and its controlled subsidiaries and joint ventures in the areas of daily operations, finance, investment, assets, debt, human resources, internal information technology, and other management and consulting services as agreed upon in accordance with their respective industries.

(5) Providing advice and recommendations on the assets and business operations of BMF Culture and its controlled subsidiaries and joint ventures.

(6) Advising on the negotiation, signing and performance of major contracts for BMF Culture and its controlled subsidiaries and joint ventures.

(7) Advising and recommending acquisitions, mergers and acquisitions or other expansion plans of BMF Culture and its controlled subsidiaries and joint ventures.

(8) Assisting BMF Culture and its controlled subsidiaries and joint ventures with market development plans.

(9) To be commissioned to conduct special industry and market studies and research on BMF Culture and its controlled subsidiaries and joint ventures.

(10) providing vocational and pre-employment training services to the staff of BMF Culture and its controlled subsidiaries and joint ventures; and

(11) Other services reasonably requested and consistent with industry practice by BMF Culture and its controlled subsidiaries and joint ventures.

2. The services provided by WFOE are subject to its approved scope of business and if BMF Culture requests WFOE to provide services beyond its approved scope of business, WFOE will apply to expand its scope of business to the fullest extent permitted by law and will provide the relevant services upon such expansion of its scope of business.

3. BMF Culture’s engagement of WFOE to provide the above services shall be an exclusive engagement, whereby BMF Culture agrees to accept the above services from WFOE, and BMF Culture further agrees that BMF Culture shall not, and shall procure that its controlled subsidiaries, joint ventures shall not, during the term of the services, accept from any third party any identical or similar management consulting services related to the content of the services in Article 2 of this Agreement, except with the prior written consent of WFOE. And it shall not enter into similar consulting services agreements with any third party that terminate or affect WFOE’s rights and obligations under this Agreement.

4. The parties agree that WFOE shall have the right, by written notice to BMF Culture, to delegate to WFOE’s subsidiaries or its affiliates, in whole or in part, the exercise of its right to provide and charge for the aforementioned services under this Agreement.

5. BMF Culture may not assign any of its rights and any of its obligations under this Agreement to any third party without WFOE’s prior written consent.

6. WFOE agrees that it may, in its sole discretion, provide financial assistance to BMF Culture or assist BMF Culture in obtaining financial assistance as it deems necessary.

Article 3  Duration and cost of services

1. The term of service provided by WFOE for BMF Culture is 10 years from the effective date of this Agreement. The service term will be automatically renewed for 10 years at the expiration of the service term and will be automatically renewed for 10 years at each expiration of the service term, unless WFOE notifies BMF Culture 30 days prior to the expiration date of the service term that it will not renew the service term, in which case this agreement will remain in effect forever.

2. BMF Culture agrees to pay a service fee for the services provided by WFOE in accordance with this Agreement. The service fee shall be calculated and paid based on the specific service content and service time provided by WFOE, and in accordance with the normal commercial standards of the market, and in the manner specified in the Annex of this Agreement.

3. The Service Fee shall be paid promptly by BMF Culture to WFOE or its authorized subsidiaries or affiliates in accordance with the payment method specified by WFOE. The parties agree that, subject to prior agreement between the parties, WFOE agrees that BMF Culture may delay payment of the Service Fee or adjust, in writing, the timing of payment of the Service Fee due from BMF Culture to WFOE under Article 3, Section 2.

4. The parties agree that WFOE will enjoy and bear all economic benefits and risks arising from BMF Culture Business for the duration of this Agreement, and that WFOE may provide any form of financial support to BMF Culture in the event of losses or serious business difficulties, as permitted by law at the time of such losses or difficulties. In such cases, WFOE shall have the right to decide whether or not to continue the operation of BMF Culture, and BMF Culture shall unconditionally acknowledge and agree to such decision of WFOE.

5. Each party shall be responsible for its own taxes and fees as required by law for the execution and performance of this Agreement. If requested by WFOE, BMF Culture shall try its best efforts to assist WFOE in obtaining exemptions or reductions from taxation on all or part of its fee income under this Agreement.

6. Unless otherwise agreed in this Agreement, each party shall be independently liable for its own expenses in connection with the performance of this Agreement.

Article 4  Representations and Warranties of the Parties

1. Each of the Parties makes the following representations and warranties to the other Party to this Agreement.

(1) The party is a legally established and validly subsisting legal person who has obtained all governmental approvals, qualifications, permits, etc. required to engage in the relevant business in accordance with the relevant applicable laws, and who has the authority to enter into this Agreement and perform its obligations hereunder; the board of directors, shareholders’ meeting or other internal authority of the party has duly and validly taken all necessary measures or other actions to approve the execution, delivery and performance of this Agreement by the party; and this Agreement shall become valid, binding on the parties and enforceable in accordance with the terms of this Agreement upon its entry into force.

(2) The execution, delivery, and performance of this Agreement: (i) will not conflict with, or violate the provisions of, (A) the business license, articles of incorporation, permit, approval of its incorporation by a governmental authority, agreement relating to its incorporation, or any other programmatic document of such party, (B) any PRC laws or its other provisions to which it is bound, (C) any contract or other document to which it is a party or by which it is bound or to which its assets are bound; (ii) does not result in the creation of any encumbrance or other encumbrance of rights over the assets of such party or entitle any third party to create any encumbrance or encumbrance of rights over the assets of such party; (iii) does not result in the creation of any encumbrance or encumbrance of rights over the assets of such party to which it is a party or by which it is bound or to which its assets are bound, nor result in any other third party having the right to terminate or modify the terms of such document; (iv) will not result in the suspension, revocation, impairment, forfeiture or failure to renew upon expiration of any approval, license, registration, etc., of any Governmental Authority applicable to such party.

(3) There is no litigation, arbitration or other judicial or administrative proceeding that has occurred and is pending that would affect the ability of such party to perform its obligations under this Agreement, and no threat of such action is known to such party.

(4) Such party has disclosed to the other party all contracts, governmental approvals, permits or other documents to which such party is a party or by which it is bound or to which its assets or operations are bound that may materially and adversely affect its ability to fully perform its obligations under this Agreement, and no misrepresentation or omission of any material fact is contained in any document previously provided by such party to the other party.

(5) Such party will execute all documents and perform all actions reasonably necessary, including but not limited to issuing the necessary authorizations to the other party, to carry out the covenants of this Agreement and to achieve the purposes of this Agreement.

2. BMF Culture further assures WFOE that

(1) BMF Culture shall pay WFOE for the Services in full and in a timely manner or in accordance with the arrangements set forth in Article 3 of this Agreement.

(2) BMF Culture shall take reasonable action to ensure the continued validity of the licenses and qualifications associated with the BMF Culture Business during the Term of Service; and shall actively cooperate with the services provided by WFOE and accept reasonable advice and recommendations from WFOE regarding the BMF Culture Business.

(3) BMF Culture shall promptly inform WFOE of circumstances that have or may have a material adverse effect on its business and its operations, and shall use its best efforts to prevent the occurrence and/or expansion of such circumstances and/or losses.

(4) Upon WFOE’s written request, BMF Culture will pledge all accounts receivable and/or all other assets then legally owned and disposable by it as security for the performance of its payment obligations under Article 3 of this Agreement, in the manner permitted by law at that time.

(5) BMF Culture will indemnify and hold harmless WFOE from and against all losses that WFOE has suffered or may suffer in connection with the provision of the Services to it, including, without limitation, any losses arising from any action, recovery, arbitration, claim or administrative investigation or sanction by a governmental authority brought against BMF Culture by any third party, provided that where such losses are caused by WFOE’s willful or gross negligence, such losses are not compensable.

(6) BMF Culture shall not enter into any other agreement or arrangement which conflicts with this Agreement or which may impair WFOE’s rights and interests under this Agreement without the written consent of WFOE.

(7) During the Service Term, BMF Culture shall not, and shall cause its controlled subsidiaries, joint ventures to not, receive Services from any third party other than WFOE that are identical or similar to the Services in Article II of this Agreement without WFOE’s prior written consent.

(8) BMF Culture shall not, without the prior written consent of WFOE, sell, transfer, mortgage or otherwise dispose of any legal interest in any assets (other than those necessary for the ordinary conduct of business), business or income, or provide security to any third party (other than to a subsidiary of BMF Culture), or permit any third party to grant any other security interest in its assets or interests (other than those necessary for the ordinary conduct of business).

(9) BMF Culture shall not incur any succession, warranty or any obligation (other than those necessary for the operation of its ordinary business) without the prior written consent of WFOE.

(10) BMF Culture shall not enter into any material contract (other than as required for the day-to-day operation of the business) without the prior written consent of WFOE.

(11) BMF Culture shall not merge, consolidate or form a joint entity with any third party, acquire any third party or be acquired or controlled by any third party, increase or decrease its registered capital or otherwise change its shareholding structure without the prior written consent of WFOE.

(12) To the extent permitted by PRC laws, BMF Culture will appoint the candidates recommended by WFOE as directors, supervisors and senior management of the Company; BMF Culture shall not refuse to appoint the candidates recommended by WFOE for any other reason, except with the prior written consent of WFOE or for legal reasons.

(13) WFOE shall have the right to verify the accounts of BMF Culture on a regular basis and at any time. During the term of this Agreement, BMF Culture shall cooperate with WFOE and its direct or indirect shareholders in connection with the audit of connected transactions and other types of audits, due diligence, etc., and shall provide to its appointed auditors and/or other professionals information and materials relating to BMF Culture’s operations, business, customers, finances, employees, etc., and agrees that WFOE or its shareholders, in the event of a public listing or acquisition disclose such information and materials as necessary.

3. WFOE further assures BMF Culture that it will exercise the exclusive right to purchase under the Exclusive Option Agreement to enable WFOE to directly operate the BMF Culture business or to hold a direct equity interest in BMF Culture and to terminate the Structure Agreement as soon as possible on the date on which the PRC law allows foreign investors to directly or indirectly hold equity interest in the operation of the BMF Culture business.

Article 5  Confidentiality

1. The Confidential Information (including, but not limited to, business information, customer information, financial information, contracts, etc.) of a party (the “Disclosing Party”) has been or may be disclosed from time to time to the other party (the “Recipient”) prior to the conclusion of this Agreement and during the term of this Agreement. . The Recipient must maintain the confidentiality of the Confidential Information and shall not use the Confidential Information for any purpose other than as expressly provided herein. The foregoing confidentiality provisions shall not apply to information (a) that the Recipient has evidence that it had lawful possession of such information prior to its disclosure to the Disclosing Party; (b) that such information is or will be in the public domain not as a result of the Recipient’s breach of this Agreement; (c) that the Recipient has obtained such information from a third party who is not under a duty of confidentiality with respect to such information; and (d) that any party, in accordance with applicable laws, regulations or regulatory requirements or disclosed to its employees, agents, legal counsel or financial advisors in connection with its normal operations (provided that the Recipient shall ensure that such persons comply with the relevant terms and conditions of this Agreement and shall assume any liability arising from any breach by such persons of the relevant terms and conditions of this Agreement).

2. Upon termination of this Agreement, the Parties shall return any documents, materials or software containing Confidential Information to the other Party upon request and shall delete the Confidential Information from any relevant memory device and shall not continue to use such Confidential Information.

3. The above confidentiality obligations are continuing between the parties to this Agreement and will not be terminated by the termination of this Agreement.

Article 6  Force majeure

1. “Force Majeure” means an unforeseen, unavoidable and insurmountable event that renders a party to this Agreement partially or completely unable to perform under this Agreement. Such events include, but are not limited to, natural disasters, storms, tornadoes and other weather conditions, strikes, lockouts, work stoppages or other industrial problems, war, riots, conspiracies, acts of hostility, acts of terrorism or acts of violence by criminal organizations, blockades, severe disease or epidemics, earthquakes or other tectonic shifts, floods and other natural disasters, bomb or other explosions, fires, accidents, legal requirements or other acts of force majeure. changes in its application.

2. In the event of an event of force majeure, the obligations of a Party affected by force majeure under this Agreement shall automatically be suspended for the period of delay caused by the force majeure and its performance shall automatically be extended for the period of suspension without penalty or liability to that Party. In the event of a Force Majeure, the Parties shall immediately consult with each other to find a just solution and shall make every reasonable effort to minimize the effects of the Force Majeure.

Article 7  Liability for breach of contract

1. The Parties agree and acknowledge that any material breach by either Party (hereinafter referred to as the “Defaulting Party”) of any of its obligations under this Agreement or any material failure or delay in performance of any of its obligations under this Agreement shall constitute a default under this Agreement and the Defaulting Party shall have the right to require the Defaulting Party to rectify or Take Remedial Measures. If the breaching party fails to correct or remedy the breach within a reasonable period of time or within 10 days after written notice to the breaching party and a request for correction, the complying party shall have the right, at its sole discretion, to.

(1) WFOE shall have the right to terminate this Agreement and seek damages from BMF Culture if BMF Culture is a defaulting party.

(2) In the event that WFOE is the defaulting party, BMF Culture shall have the right to seek damages from WFOE, but in no event shall it have any right to terminate or rescind this Agreement unless otherwise provided by law.

2. Notwithstanding the foregoing, the parties agree and acknowledge that in no event shall BMF Culture have any right to terminate this Agreement for any reason whatsoever, unless otherwise provided or agreed by law or this Agreement. The validity of these Terms shall not be affected by the termination of this Agreement.

Article 8  Entry into force and termination

1. This Agreement shall become effective on the date it is executed by both parties and completed on the date the Contractual Arrangements are both executed and, once effective, shall be irrevocable until terminated in writing by both parties or until this Agreement has been legally and validly transferred to WFOE and/or a person designated by WFOE (“Designees”, including, without limitation, WFOE and and/or its directors, successors and liquidators) (i.e. all of BMF Culture’s shares are shown on the Commercial Register to be registered in the name of WFOE and/or the Nominee) or all of BMF Culture’s assets have been legally and validly transferred to WFOE and/or the Nominee. Notwithstanding the foregoing, WFOE shall at all times have the right to terminate this Agreement at any time by giving 30 days’ prior written notice to BMF Culture and WFOE shall not be liable for any breach of this Agreement for its unilateral act of termination.

2. The parties to this Agreement shall complete the approval and registration procedures for the extension of their respective operating periods no later than 3 months prior to the expiration of their respective operating periods in order for this Agreement to remain in effect.

Article 9  Application of the law and settlement of disputes

(1) The entry into force, interpretation, performance and dispute settlement of this Agreement shall be governed by PRC laws.

(2) All disputes under this Agreement shall first be settled through friendly consultation between the parties. If the dispute is not settled by negotiation within thirty (30) days after the dispute arises, either party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing by three arbitrators in accordance with the arbitration rules in effect at the time of the application. The arbitral award shall be final and binding on both parties to the arbitration. During the course of the arbitration, both parties shall continue to perform all other obligations under this Agreement, except for the matters or obligations in dispute submitted to arbitration.

3. if necessary, the arbitration institution shall have the right, prior to making a final decision on the dispute between the parties, to grant WFOE appropriate legal remedies under its authority by either awarding the defaulting party immediate cessation of the default or restraining the defaulting party from engaging in conduct that would cause further damage to the defending party, including: (1) awarding such remedies against the equity or assets of BMF Culture; (2) grant a remedial injunction (e.g., an order to keep BMF Culture in operation or to compel the transfer of assets); (3) award the dissolution or liquidation of BMF Culture.

4. Subject to PRC laws, regulations and valid arbitration rules, a court of competent jurisdiction (i.e. the PRC, the Hong Kong Special Administrative Region of the PRC, the Cayman Islands, and the courts of the location of the principal assets of the parties) shall have the authority to grant interim relief (e.g. preservation of property, preservation of evidence) in support of the arbitration prior to the constitution of the arbitral tribunal or in appropriate circumstances, on its own motion, or to rule, on the basis of an interlocutory decision of an arbitral institution, that the breaching party immediately ceases the breach or that the breaching party shall refrain from acts that may lead to further damages suffered by the complying party.

Article 10  Other provisions

1. A party may not assign its rights or obligations under this Agreement, in part or in whole, to a third party without the prior written consent of the other party during the term of this Agreement, except in the case of an assignment by WFOE to an affiliate of WFOE.

2. If any provision of this Agreement is invalid, illegal or unenforceable under the relevant laws and regulations of the PRC, all other provisions of this Agreement shall remain in full force and effect. In the event that any provision is deemed invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to amend this Agreement and to achieve the original intent of the parties as nearly as possible in an acceptable manner.

3. The parties shall negotiate and revise this Agreement in accordance with any amendments proposed by the relevant regulatory authorities (including but not limited to The Stock Exchange of Hong Kong Limited or other national and local regulatory authorities).

4. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, talks and agreements between the parties with respect to such subject matter.

5. The failure or delay of a party to exercise a right under this Agreement shall not constitute a waiver of that right, nor shall it prevent that party from exercising that right again in the future if it has already exercised or partially exercised that right. 6.

6. This Agreement shall be legally binding on the parties hereto and on their lawful successors and assigns, and such successors and assigns shall also perform their rights and obligations under this Agreement.

7. Any notice or written communication (including, without limitation, a written document or notice under this Agreement) given by a party to this Agreement to the other party shall be promptly sent or delivered to the corresponding party by letter (including courier), facsimile or e-mail. The date of receipt of the notice or correspondence shall be the third business day following the date of posting of the letter (including courier) if served by letter, or the next business day following the date of dispatch if served by facsimile. If delivered by e-mail, it is the day when the e-mail reaches the other party’s system. All notices and correspondence shall be sent in the following manner until one party notifies the other party in writing of a change in contact.

To: Beijing Lecheng Future Culture Communications Co., Ltd.

Contact person: Le JI

Address: Room 402, 4/F, Building 96, No. 4, Sanjianfangnanli, Chaoyang District, Beijing, China

Tel: 010-85871206

Fax: 010-85871203

E-mail: jiyue@bmfbj.com

To: Beijing BMF Culture Co., Ltd

Contact person: Le JI

Address: Room 401, 4/F, Building 96, No. 4, Sanjianfangnanli, Chaoyang District, Beijing, China

Tel: 010-85871206

Fax: 010-85871203

E-mail: jiyue@bmfbj.com

8. The parties may enter into supplemental agreements with respect to this Agreement and matters related thereto. Any amendment, supplement to this Agreement must be in writing and, except for the assignment by WFOE of its rights under this Agreement pursuant to Article 10, Section 1 of this Agreement, no amendment, supplement to this Agreement shall be effective until duly signed by both parties hereto. If any modification or supplement to this Agreement is required by law to be licensed and/or registered or filed with any governmental agency, the Parties shall obtain such license and/or complete such registration or filing in accordance with law.

9. this agreement is written in Chinese, the original in triplicate, one copy for each party, and the remaining copies will be retained by BMF Culture and will have the same legal effect.

(No text below this page, followed by a signature page)

(This is the signature page for the Exclusive Consulting Service Agreement.)

Beijing Lecheng Future Culture Communications Co., Ltd.(stamp)

Signature of legal representative/authorized person:

Beijing Music Festival Culture Communications Co., Ltd.(stamp)

Signature of legal representative/authorized person:

Annex

Method of calculation and payment for services

I. Cost of services

1. Subject to the laws and regulations of PRC, BMF Culture shall pay WFOE the profit before income tax after deducting the relevant costs and reasonable expenses in accordance with Hong Kong Financial Reporting Standards as the service fee for the services provided by WFOE to WFOE under this Agreement.

2. All bank charges incurred in connection with the payment shall be borne by BMF Culture. All payments shall be made to the bank account designated by WFOE by remittance or other means approved by the parties. The parties agree that WFOE may also change such payment instructions from time to time by serving notice on BMF Culture.

(3) For other services entrusted to WFOE by BMF Culture, and WFOE accepts the entrusted services, the parties shall negotiate the charges separately.

II. Payment Method

1. the parties agree that on or before June 30 of each year, BMF Culture shall provide WFOE with an audit report for the previous fiscal year.

2. WFOE shall send a payment notice to BMF Culture within 10 days from the date of receipt of the audit report for the previous fiscal year provided by BMF Culture in accordance with the aforementioned fee calculation criteria for services.

3. In principle, BMF Culture shall pay the Service Fee for the previous fiscal year to the account designated by WFOE within 10 days from the date of receipt of the payment notice.

4. the WFOE reserves the right to adjust the amount of the Service Fee at any time at its sole discretion, taking into account the number of man-hours it spends on providing management consulting services to BMF Culture, the content and business value of the services, and other factors, or the requirements of relevant regulatory authorities, and taking into account BMF Culture’s working capital needs. BMF Culture shall accept such adjustment.